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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 19, 2000.
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                                PHARMAPRINT INC.
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               (Exact name of registrant as specified in charter)


Delaware                              000-21141                 33-0640125
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(State or other jurisdic-      (Commission File Number)        (IRS Employer
tion of incorporation)                                       Identification No.)


2600 Michelson Drive, Ste. 1600, Irvine, CA                       92612
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(Address of principle executive offices)                        (Zip Code)



Registrant's telephone number, including area code 949-794-7778
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                                       N/A
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         (Former name or former address, if changed since last report.)


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Item 4.  Changes in Registrant's Certifying Accountant

         On May 19, 2000, the board of directors of PharmaPrint Inc. (the "Company") approved the dismissal of Arthur Andersen LLP (the "Former Auditor"), the principal accountant previously engaged to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent period, the principal accountant's report on the Company's financial statements did not contain an adverse opinion, disclaimer or qualification with respect to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent period, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On May 18, 2000, the board of directors of the Company approved the engagement of Corbin & Wertz as the principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent period prior to such appointment, the Company has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

         The Former Auditor reviewed the disclosure provided in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PHARMAPRINT INC.

Date: May 19, 2000                        By:/S/ STEVEN A. BOWMAN
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                                             Name: Steven A. Bowman
                                             Title: Chief Executive Officer